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                                                                    EXHIBIT 99.2


Contact:

Investors:                                                Media:
Ann Tanabe                                                Daniel Budwick
Director, Investor Relations                              BMC Communications
  and Corporate Communications                            (212) 477-9007 ext. 14
Encysive Pharmaceuticals
(713) 796-8822

Stephen L. Mueller
Vice President, Finance
  and Administration
Encysive Pharmaceuticals
(713) 796-8822
Hershel Berry
The Trout Group
(415) 392-3385


FOR IMMEDIATE RELEASE


  ENCYSIVE PHARMACEUTICALS ANNOUNCES COMMON STOCK OFFERING OF 4 MILLION SHARES


HOUSTON, TX - SEPTEMBER 8, 2004 - Encysive Pharmaceuticals (NASDAQ: ENCY) announced today that it has agreed to sell 4 million shares of common stock to Wachovia Securities. The shares are being offered pursuant to Encysive's effective shelf registration statement. Closing of the offering is expected to occur on September 13, 2004. In addition, Encysive has granted to the underwriter a 30-day option to purchase up to 600,000 shares of common stock to cover over allotments, if any.

The net proceeds of the offering will be used for further clinical development, marketing and pre-launch activities related to Thelin(TM), research and development of Encysive's other product candidates, and general corporate purposes, including capital expenditures and other working capital requirements.

The sole underwriter is Wachovia Securities. This press release is not an offer to sell or the solicitation of an offer to buy nor shall there be any sale of our securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. A prospectus supplement relating to these securities will be filed with the Securities and Exchange Commission. The offering of these securities will be made only by means of the prospectus and accompanying prospectus supplement, copies of which may be obtained, when available, from the Prospectus Department of Wachovia Securities (7 Saint Paul Street, 1st Floor, Baltimore, MD 21202, phone 443-263-6400).

ABOUT ENCYSIVE PHARMACEUTICALS

Encysive Pharmaceuticals Inc., a biopharmaceutical company focused on the discovery, development and commercialization of novel drugs, is recognized for our expertise in small molecule drug development and vascular biology. Argatroban, our first FDA-approved product, is being marketed by GlaxoSmithKline for heparin-induced thrombocytopenia. Encysive

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Pharmaceuticals is in Phase III development of the endothelin antagonist,
Thelin, for pulmonary arterial hypertension. Our majority-owned affiliate, Revotar Biopharmaceuticals AG, is in Phase II development with the selectin antagonist bimosiamose in asthma, psoriasis and atopic dermatitis. Encysive Pharmaceuticals has several other research and development programs ongoing for a range of cardiovascular and inflammatory diseases. To learn more about Encysive Pharmaceuticals please visit our web site: www.encysive.com.

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are timing and cost of our clinical trials, attainment of research and clinical goals and milestones of product candidates, attainment of required government approvals, sales levels of our products and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, careful consideration should be given to cautionary statements made in the various reports Encysive Pharmaceuticals, including as Texas Biotechnology Corporation, has filed with the Securities and Exchange Commission. The Company undertakes no duty to update or revise these forward-looking statements.